OUTLINE OF EMPLOYMENT AGREEMENT
                                     BETWEEN
                                 E&B MARINE INC.
                                       AND
                                  JAMES PETERS



DUTIES: President and Chief Operating Officer, with duties and responsibilities as normally defined.

LOCATION:      Edison, New Jersey, or as mutually agreeable.

TERM:          3 years, starting on or about July 24, 1995.

BASE
COMPENSATION:  $230,000 per year for first year, additional years as mutually agreed in June of following year.

TRANSFER
PAYMENT: $25,000 upon starting employment. Additional $25,000 one year later.

BONUS: 0-40% of base compensation and transfer payment based on targets established by Board for E&B Executive team.

BENEFITS:      Normal E&B benefits.

CAR: $5,760 ($480 per month) allowance plus gas and routine maintenance.

EXPENSES:      Based on E&B practice.

VACATION:      4 weeks per year.

RELOCATION:    To cover up to 3 house hunting trips, moving expenses, temporary living expenses and usual closing costs, per E&B policy.

STOCK OPTIONS: Options for 100,500 shares granted at date of employment. 75,000 vest at a rate of 15,000 per year. 25,500 (8,500 per year) vest based upon achieving performance targets for fiscal 1996, 1997 and 1998.

               A minimum of 50,000 shares will become vested in connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting



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               securities of the surviving corporation (determined immediately following such merger or consolidation), any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company.

TERMINATION:   Without Cause: one year's base compensation, subject to
               mitigation. For Cause: no compensation. "Cause" shall mean that the Executive has: willfully failed to perform his duties in any material respect, including but not limited to the willful failure to follow any instructions of the Board of Directors consistent with the Executive's title and responsibilities hereunder; acted fraudulently or dishonestly in some material respect in his relations with the Company or committed any act involving the misappropriation or conversion of Company funds; or committed any crime involving an act of moral turpitude including, but not limited to, fraud, larceny, embezzlement, conversion or misappropriation of funds. "Cause" does not include good faith efforts to perform duties or errors in judgment or failure to achieve performance goals. Prior to a termination for Cause the Board of Directors of the Company shall adopt a resolution setting forth the circumstances constituting Cause which have occurred and provide a copy of such resolution to the Executive ("Default Notice"); within 10 days after such Default
               Notice, the Executive shall have been afforded an opportunity to respond to such resolution and the Board of Directors shall not be reasonably satisfied with such response, or in the case of failure to perform duties or in the case of an innocent misappropriation or conversion of funds, the Executive, within 30 days after such Default Notice, shall not have remedied such circumstances to the reasonable satisfaction of the Board of Directors; and the Board of Directors shall have notified the Executive in writing that the Executive's employment is terminated for Cause.

NON-
COMPETITION:   The Executive will not during the employment period and for one year from the date his employment is terminated, directly or indirectly engage in a Competitive Business (as hereinafter defined), whether such engagement shall be as an officer, director, owner, employee, partner or other participant in any Competitive Business; assist others in engaging in any Competitive Business; induce employees of the Company or its subsidiaries or its affiliates to terminate their employment with the Company or its subsidiaries or affiliates or engage in any Competitive Business; or induce any supplier or customer of the Company to terminate its relationship with the Company and the Executive will refrain from taking any action with respect to the customers and suppliers of the Company which would adversely affect the Company's relationship with such customers or suppliers. "Competitive Business" shall mean and


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               include any business directly competing with the business of the
               Company (or any subsidiary thereof) as the same as then being conducted within any state in which the Company transacts business; PROVIDED, FURTHER, HOWEVER, that nothing contained shall prohibit the Executive from owning less than 2% of a class of stock registered under the Securities Act of 1933, as amended.

Agreed:



 /s/ KENNETH PESKIN                                  6/28/95
- ------------------------                          ------------------------------
Kenneth Peskin                                        Date
Chairman and Chief Executive Officer
E&B Marine Inc.



 /s/ JAMES PETERS                                    6/30/95
- ------------------------                          ------------------------------
James Peters                                          Date


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